SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 2, 1999


                             SMITHFIELD FOODS, INC.
             (Exact name of registrant as specified in its charter)


    VIRGINIA                 0-2258               52-0845861
(State or other           (Commission           (IRS Employer
jurisdiction of            File Number)       Identification No.)
incorporation)


         200 COMMERCE STREET
         SMITHFIELD, VIRGINIA                          23430
 (Address of principal executive                     (Zip Code)
             offices)


Registrant's telephone number, including area code (757) 365-3000

ITEM 5.  OTHER EVENTS

      Smithfield Foods, Inc. (the "Registrant") announced on September 2, 1999, that it has reached an agreement in principle to acquire all of the capital stock of the corporate entities known as Murphy Farms, Inc. and its affiliated companies for approximately 10 million shares of the Registrant's common stock, and the assumption of approximately $170 million of term debt and other liabilities. It is expected that the transaction will be effective January 1, 2000.

      A copy of a news release issued by the Registrant on September 2, 1999, is filed herewith as Exhibit 99.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           SMITHFIELD FOODS, INC.
                                  (Registrant)

                           By:    /s/ C. LARRY POPE
                               ----------------------------------
                                  (Signature)

                                 C. Larry Pope
                                 Vice President and Chief
                                         Financial Officer

Dated:   September 7, 1999